INTERGRAPH CORPORATION
                 Huntsville, Alabama  35894-0001

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD
                          May 17, 2001



TO THE SHAREHOLDERS OF INTERGRAPH CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Intergraph Corporation (the "Company") will be held at the Intergraph Auditorium, Building 15, Intergraph Way, Huntsville, Alabama, on
May 17, 2001, at 5:00 p.m. local time for the following purposes:

  1. To elect seven directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

  2. To  ratify  the  appointment of Ernst  &  Young  LLP  as  the
     Company's   independent  auditors  for  the   current   year
     (designated   as  Proposal  2  in  the  accompanying   Proxy
     Statement).

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The close of business on March 21, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   A copy of the Annual Report to Shareholders for the year ended
December 31, 2000 is enclosed.


                                     By Order of the Board of Directors




                                     JOHN R. WYNN

                                     Secretary

Huntsville, Alabama
April 6, 2001


   IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                     INTERGRAPH CORPORATION
                 HUNTSVILLE, ALABAMA  35894-0001


                         PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Intergraph Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held May 17, 2001 and at any and all adjournments thereof (the "Meeting"). Proposals 1 and 2 will be presented at the Meeting by management. The form of proxy permits approval of all nominees or withholding of votes as to all nominees or specific nominees for director and permits approval, disapproval, or abstention as to ratification of the Company's independent auditors for the year. If the enclosed form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the shareholder and, if specifications are not made, will be voted in favor of Proposals 1 and 2 set forth in the accompanying Notice of Annual Meeting of Shareholders.

   The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone or mail. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. On or about April 6, 2001 the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and the attached Notice to holders of its common stock.

   Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

   The close of business on March 21, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.


                             GENERAL

  A majority of the shareholders entitled to vote must be present in person or be represented by proxy to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment and will subject the Company to additional expense.

  The two proposals discussed in this Proxy Statement require the affirmative vote of the holders of a majority of the outstanding shares represented at the Meeting and entitled to vote. The Board of Directors recommends that you vote FOR each nominee for director and FOR Proposal 2 presented in this Proxy Statement.

   Votes  are  counted  by  the Company's  transfer  agent.   The
Company's certificate of incorporation and bylaws contain no provisions concerning the treatment of abstentions and broker non-
votes.   In  accordance with Delaware law,  abstentions  will  be
treated as votes which are not cast in favor of election of a nominee or in favor of a proposal. Delaware law does not address the treatment of broker non-votes. Broker non-votes will be included in the determination of the presence of a quorum, but will not be counted for purposes of determining whether a nominee is elected or a proposal has been approved.


       COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

   As  of  January  31,  2001, there were outstanding  49,552,385 shares of the Company's common stock, $.10 par value (the "Common
Stock").   Holders of Common Stock are entitled to one  vote  per
share on all matters to be voted upon by shareholders.

   The following table sets forth information as of January 31, 2001, as to:

     (a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding
         Common Stock of the Company,

     (b) the shares of Common Stock beneficially owned by the directors and nominees of the Company,

     (c) the shares of Common Stock beneficially owned by James F. Taylor Jr., Chief Executive Officer of the Company, who is also a director and nominee; James
         W. Meadlock, retiring Chairman of the Board, who also served as Chief Executive Officer of the Company through March 2, 2000; the four most highly compensated executive officers of the Company who were serving as such at December 31, 2000; and two former executive officers of the Company whose compensation in 2000 would have placed them among the four most highly compensated executive officers for the year had they been serving as executive officers at December 31, 2000 (collectively, Mr. Taylor, Mr. Meadlock, the four most highly compensated executive officers, and the two former executive officers are the "Named Executive Officers"), and

    (d) the shares of Common Stock beneficially owned by all directors, nominees, Named Executive Officers, and all other executive officers of the Company as a single group.

                                                     Number       Percentage
                                                   of Shares        of Total
                                                  Beneficially    Common Stock
   Name  (1)                                       Owned (2)     Outstanding (3)
   ---------------------------------------------  ------------   ---------------
   Intergraph Corporation Stock Bonus Plan Trust  4,857,313 (4)        9.8%

   Dimensional Fund Advisors, Inc.                3,123,800 (5)        6.3%

   Retiring Directors (see Proposal 1)
   -----------------------------------
   James W. Meadlock                              1,361,254 (6)        2.7%

   Robert E. Thurber                                391,474 (7)           *

   Director  Nominees
   ------------------
   James F. Taylor Jr.                              129,964 (8)           *

   Sidney L. McDonald                                92,500 (9)           *

   Larry J. Laster                                   29,947 (10)          *

   Thomas J. Lee                                      5,500 (11)          *

   Joseph C. Moquin                                   1,000 (12)          *

   Lawrence R. Greenwood                                ---            ---

   Linda L. Green                                       ---            ---

   Highest Compensated Executive Officers
   --------------------------------------
   John W. Wilhoite                                  17,712 (13)          *

   Roger O. Coupland                                 27,847 (14)          *

   K. David Stinson Jr.                              32,500 (15)          *

   Graeme J. Farrell                                 15,087 (16)          *

   Former Executive Officers
   -------------------------
   Lewis N. Graham Jr.                               17,317 (17)          *

   Manfred Wittler                                    8,510 (18)          *

   All directors, nominees, and executive
   officers as a group (19 persons), including
   the foregoing directors, nominees, and Named
   Executive Officers (but excluding the former
   executive officers) (19)                        2,431,489 (20)     4.9%

---------------------
* Less than 1%

 (1)   The  address of the Stock Bonus Plan Trust is Mellon  Bank,
       c/o The Boston Company, 1 Boston Place, Boston, MA 02108. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

 (2) Unless otherwise noted, the indicated owner has sole voting power and sole investment power.

 (3) Shares issuable under immediately exercisable stock options are considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by directors, executive officers, and by directors, nominees, and executive officers as a group. Such shares are not considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by any other person or group.

 (4)   Voting  rights of the Common Stock held by the Stock  Bonus
       Plan Trust are passed through to participants in the Stock Bonus Plan, which is a Company sponsored retirement plan covering substantially all U.S. employees of the Company. However, if Plan participants do not properly complete, sign, and return their voting instructions to the Trustee of the Plan, the Trustee
       votes   their   shares   in  accordance   with   the
       instructions of a majority of the participants exercising such voting rights. On December 5, 2000, the Company's Board of Directors resolved to terminate the Stock Bonus Plan effective December 31, 2000. Upon receipt of a favorable determination letter from the Internal Revenue Service that the Plan is qualified at termination, each Plan participant will be entitled to receive a lump sum distribution of his or her account balance or to rollover the account balance into an Individual Retirement Account or other qualified plan, and the trust will be dissolved.

 (5) As set forth on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001.

 (6) This figure includes 197,787 shares allocated to Mr. Meadlock under the Stock Bonus Plan and 546,220 shares owned jointly by Mr. Meadlock and his wife, a former executive officer and director of the Company, as to which voting and investment powers are shared. This figure excludes 415,601 shares owned by his wife and 122,513 shares allocated to his wife under the Stock Bonus Plan as to which Mr. Meadlock expressly disclaims beneficial ownership.

 (7) This figure includes 166,294 shares allocated to Mr. Thurber under the Stock Bonus Plan and excludes 232,089 shares owned by his wife and 35,668 shares held in trust for his grandchildren as to which Mr. Thurber expressly disclaims beneficial ownership.

 (8) This figure includes 74,964 shares allocated to Mr. Taylor under the Stock Bonus Plan and 5,000 shares over which Mr. Taylor holds immediately exercisable options. This figure excludes 100,000 shares owned by his wife as to which Mr. Taylor expressly disclaims beneficial ownership.

 (9) This figure includes 2,500 shares over which Mr. McDonald holds immediately exercisable stock options.

(10) This figure consists of 19,900 shares owned jointly by Mr. Laster and his wife as to which voting and investment powers are shared, 3,047 shares allocated to Mr. Laster under the Stock Bonus Plan, and 7,000 shares over which Mr. Laster holds immediately exercisable stock options.

(11) This figure includes 2,500 shares over which Mr. Lee holds immediately exercisable stock options.

(12) This figure excludes 200 shares owned by Mr. Moquin's wife as to which Mr. Moquin expressly disclaims beneficial ownership.

(13) This figure consists of 1,462 shares allocated to Mr. Wilhoite under the Stock Bonus Plan and 16,250 shares over which Mr. Wilhoite holds immediately exercisable stock options.

(14) This figure includes 2,345 shares allocated to Dr. Coupland under the Stock Bonus Plan and 15,000 shares over which Dr. Coupland holds immediately exercisable stock options.

(15) This figure consists of shares over which Mr. Stinson holds immediately exercisable stock options.

(16) This figure includes 581 shares owned jointly by Mr. Farrell and his wife as to which voting and investment powers are shared and 13,750 shares over which Mr. Farrell holds immediately exercisable stock options.

(17) This figure includes 929 shares allocated to Mr. Graham under the Stock Bonus Plan and 15,000 shares over which Mr. Graham holds immediately exercisable stock options.

(18) This figure consists of shares over which Mr. Wittler holds immediately exercisable stock options.

(19) Mr. Wilhoite has been excluded from this group due to his resignation from the Company effective March 2, 2001.

(20) This figure includes 568,963 shares allocated to such persons under the Stock Bonus Plan and 125,510 shares over which such persons hold immediately exercisable stock options.


                           PROPOSAL 1
                      ELECTION OF DIRECTORS

   At the March 6, 2001 meeting of the Board of Directors, two of the Company's current directors, James W. Meadlock, Chairman of the Board, and Robert E. Thurber, advised the Board of their intention to retire from the Board and their desire to not be considered for re-election at this Annual Meeting of Shareholders.

   Mr. Meadlock, a founder of the Company, has served as Chairman of the Board of Directors since the Company's inception in 1969 and served as Chief Executive Officer prior to his resignation from that office March 2, 2000. Mr. Thurber, also a founder of the Company, served as Executive Vice President and Chief Engineer until his retirement from the Company in October 2000. The Board has accepted Mr. Meadlock's and Mr. Thurber's requests to not be considered for re-election at the 2001 Annual Meeting of Shareholders.

   Based upon the retirement of Mr. Meadlock and Mr. Thurber, and pursuant to the authority granted by the bylaws of the Company, the Board resolved to reduce the size of the Board from nine to seven members. The Board of Directors therefore proposes that the seven nominees listed below be elected as directors to serve until their successors are duly elected and qualified at the 2002 Annual Meeting of Shareholders. Proxies may not be voted for more than seven persons. In accordance with the Company's bylaws, a new Chairman will be elected by the Board of Directors. This election is expected to occur at the June 2001 meeting of the Board.

   It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees listed below, six of whom are presently directors of the Company. If any nominee should become unavailable to serve as a director for any reason (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

  The  nominees for director, together with certain  information regarding them, are as follows:
                                                                 Director of the
  Name and Age                Positions/Offices with the Company  Company Since
  ------------------------    ----------------------------------- -------------
  James F. Taylor Jr. (56)    Chief Executive Officer and Director      1973

  Larry J. Laster (49)        Chief Financial Officer, Intergraph       1987
                              Public Safety, Inc., and Director

  Sidney L. McDonald (62)     Director                                  1997

  Thomas J. Lee (65)          Director                                  1997

  Lawrence R. Greenwood (61)  Director                                  2000

  Joseph C. Moquin (76)       Director                                  2000

  Linda L. Green (49)         ---                                        ---



   Mr. Taylor joined the Company in July 1969, shortly after its formation, and is considered a founder. Mr. Taylor was elected Chief Executive Officer March 2, 2000, upon the resignation of Mr. Meadlock. He served most recently as Chief Executive Officer of Intergraph Public Safety, Inc., a wholly-owned subsidiary of the Company.

   Mr. Laster joined the Company in 1981 and served as Executive Vice President and Chief Financial Officer from February 1987 through February 1998, at which time he resigned from the Company to serve as Chief Operating Officer of a privately owned company specializing in the development, sale and support of business systems for the petroleum distribution and convenience store industries. He rejoined the Company in June 1998 as Chief Financial Officer of Intergraph Public Safety, Inc., a wholly-owned subsidiary of the Company.

  Mr. McDonald served as President of Brindlee Mountain Telephone Company, a provider of local telephone services in north Alabama, from 1961 until his retirement in July 2000. Mr. McDonald is a founder of Deltacom Long Distance Services, Inc. and served as its Chief Executive Officer from 1984 through 1996. He also served as Chief Executive Officer of Marshall Cellular, a cellular telephone service company, from 1988 through 1996 and of Southern Interexchange Services, a fiber optic telecommunications network, from 1990 through 1996. Mr. McDonald has served in the Alabama Legislature and as Finance Director for the State of Alabama.

   Mr. Lee is a founder of Lee and Associates, an engineering services firm specializing in guided missile systems, and has served as its President since January 1997. He was employed for thirty-six years by NASA, and was the Director of the George C. Marshall Space Flight Center from June 1989 through January 1994. Mr. Lee served as Special Assistant to the NASA Administrator for Access to Space from January 1994 through March 1995. Mr. Lee is a registered professional engineer and is a member of numerous advisory boards and committees within his field.

   Dr. Greenwood serves as Vice President of Research at the University of Alabama in Huntsville and has served in that capacity since August 1998. He spent fifteen years with NASA, serving as Director of the Earth Observations Division in NASA Headquarters and, most recently, as Manager of the Global Hydrology and Climate Center in Huntsville from September 1994 through August 1998. He served as President of Nichols Research Corporation, an information technology company specializing in information solutions and services, from 1991 to 1994. He also served as Vice President and General Manager of the General Electric Astro Space Division from 1988 to 1991. Dr. Greenwood is a member of the Alabama Aerospace Commission and is a registered professional engineer and a certified financial planner.

    Mr. Moquin retired from Teledyne Brown Engineering, an aerospace corporation specializing in ballistic missile defense and space systems, in 1989 after thirty years of service. At the time of his retirement, he was serving as Chairman and Chief Executive Officer. He served as Interim President of the University of Alabama in Huntsville from September 1990 through July 1991. He served on the Board of Directors of SCI Systems, Inc. ("SCI"), an international electronics manufacturing services provider, from 1992 through 1997 and served as a Director
Emeritus, non-voting director, for SCI from 1997 to 2000. Mr. Moquin is a registered professional engineer and has served on numerous advisory boards and committees within his field.

   Ms. Green serves as Chief Executive Officer of the Northern Region of Colonial Bank, the forty-seventh largest bank in the United States, and has served in that capacity since June 2000. From July 1993 to June 2000, Ms. Green served as President and Chief Executive Officer of the Huntsville-Tennessee Region of Colonial Bank. She serves as the Fifth District member of the Alabama State Banking Board, as Vice-Chair of the Alabama Space Science Exhibit Commission, and on the Board of Control of the Von Braun Center, Huntsville's multi-use recreational, arts, and exhibit facility. In 1997, she served as the Chair for the Partnership for Economic Development and in 1998 as the Chair for the Huntsville-Madison County Chamber of Commerce. A Huntsville native, Ms. Green has served on the boards of numerous civic and charitable organizations.


                 BOARD COMMITTEES AND ATTENDANCE

    The Board of Directors and its Audit, Nominating, and Compensation Committees meet periodically as meetings are deemed required. During the year ended December 31, 2000, the Board of Directors held thirteen meetings, the Audit Committee held four meetings, and the Nominating Committee held three meetings. The Compensation Committee held no meetings during the year. All of the current directors were present for 75% or more of the aggregate Board and committee meetings for the periods during 2000 in which they served.

   The Audit, Nominating, and Compensation Committees consist solely of the Company's independent directors, Mr. McDonald, Dr. Greenwood, Mr. Lee, and Mr. Moquin. The Compensation and
Nominating Committees were formed on June 15, 2000, after the election of Dr. Greenwood and Mr. Moquin to the Board. On that date, Dr. Greenwood and Mr. Moquin were also elected to the Audit Committee. Mr. Thurber served on the Audit Committee from August 1999 through October 2000.

   Effective June 15, 2000, the Board of Directors appointed Mr. McDonald as lead independent director to serve as coordinator of the activities of the Board's independent directors. Specific responsibilities of the lead independent director include advising the Chairman as to the scheduling and agenda for Board meetings, ensuring that the quality, quantity, and timeliness of the flow of information from Company management is sufficient to allow independent directors to effectively and responsibly perform their duties, and coordinating and moderating executive sessions of the Board's independent directors.

   The purpose of the Compensation Committee is to recommend and oversee management compensation, including that of the Chief Executive Officer. Additional information regarding the functions performed by the Compensation Committee and the determination of management compensation is included in the "Report of the Compensation Committee" following.

   The purpose of the Nominating Committee is to consider and recommend nominees for director, including those recommended by shareholders of the Company. Any recommendations of a nominee should be submitted to John R. Wynn, Secretary, Intergraph Corporation, Huntsville, Alabama 35894-0001. Such nominees will be reviewed by the Nominating Committee in accordance with its established procedures.

   Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" following. The Audit Committee is governed by a written charter approved by the Board of Directors on May 18, 2000. A copy of the charter is included herein as Appendix A.

Report of the Audit Committee

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls.
In fulfilling its oversight responsibilities, the Committee reviewed with management the Company's audited financial statements included in the 2000 Annual Report to Shareholders, including a discussion of the quality and acceptability of accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

  The Company's independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee reviewed with the independent auditors their judgements as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed independence of the auditors from management and the Company, including the matters in the written disclosures and letter received from the independent auditors as required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

  The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.



  In reliance on the reviews and discussions referred to above, the Committee recommended to and received the approval of the Board of Directors for inclusion of the Company's audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors (Proposal 2 in this Proxy Statement).


Members of the Audit Committee:

     Thomas J. Lee, Chairman
     Lawrence R. Greenwood
     Sidney L. McDonald
     Joseph C. Moquin


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and, in the case of the Company, with The Nasdaq Stock Market. Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of such forms and any amendments thereto furnished to the Company, or on written representations that no forms were required, the Company believes that during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met, except that David Vance Lucas, a Vice President and General Counsel of the Company, filed one late report covering his entrance into the
Section 16 reporting system.


                     EXECUTIVE COMPENSATION

   Information relating to compensation of certain executive officers of the Company, the policies and practices of the Company relative to executive compensation, and the performance of the Company's stock are presented in this section. This information consists of a summary compensation table, information on stock option grants, exercises, and year end values, director compensation, information on employment contracts, the Report of the Compensation Committee, and a graph depicting the five year performance of the Company's stock against the performance of peer companies and the Standard & Poor's 500 Stock Index.

Summary Compensation Table

   The  following table summarizes the compensation of  James  F.
Taylor  Jr.,  Chief  Executive Officer of the Company,  James  W.
Meadlock, retiring Chairman of the Board, who also served as Chief Executive Officer of the Company through March 2, 2000, the four most highly compensated executive officers of the Company who were serving as such at December 31, 2000, and two former executive officers of the Company whose compensation in 2000 would have placed them among the four most highly compensated executive officers for the year had they been serving as executive officers of the Company at December 31, 2000.



                                                             Long-Term
                                                            Compensation
                                     Annual Compensation       Awards
                                  -------------------------- -----------
                                                     Other   Securities  All
                                                     Annual  Underlying  Other
Name and                                             Compen-  Options   Compen-
Principal Position           Year Salary($) Bonus($) sation($)  (#)    sation($)
---------------------------- ---- -------- --------- -------- -------  ---------
                                                        (1)     (10)
James F. Taylor Jr.,
Chief Executive Officer  (2) 2000 $284,302       ---       ---     ---  $  8,189

James W. Meadlock
Chairman of the Board    (3) 2000 $178,862       ---       ---     ---  $  6,858
                             1999 $300,000       ---       ---     ---  $  9,099
                             1998 $300,000       ---       ---     ---  $ 11,340

John W. Wilhoite,
Chief  Financial Officer (4) 2000 $182,000  $ 45,000       ---  20,000  $  5,665
                             1999 $165,000       ---       ---     ---  $  5,492
                             1998 $153,750  $ 10,000       ---  15,000  $  5,321

Roger O. Coupland,
President, Intergraph    (5) 2000 $220,191       ---       ---  30,000  $  6,694
Public Safety, Inc.

K. David Stinson Jr.,
President, Process and   (6) 2000 $219,060       ---       ---     ---  $ 4,178
Building Solutions           1999 $198,120       ---       ---     ---  $ 4,246
                             1998 $184,480       ---       --- 100,000  $ 4,412

Graeme J. Farrell,
Executive Vice President (7) 2000 $204,789       ---   $29,622  20,000  $29,686
and Managing Director,       1999 $190,000       ---   $29,825     ---  $28,964
Asia Pacific Operations

Lewis N. Graham Jr.,
Chief Executive Officer, (8) 2000 $247,607  $163,000       ---     ---  $ 5,087
Z/I  Imaging,  Inc.          1999 $229,887       ---       ---     ---  $ 2,565
                             1998 $134,000  $ 10,000       ---  50,000  $ 2,428

Manfred Wittler
Executive Vice President (9) 2000 $206,566  $118,604       ---     ---  $345,053
                             1999 $323,471  $ 85,266   $54,165 150,000  $ 11,912
                             1998 $248,529  $194,751   $48,653     ---  $ 12,348

 (1) "Other Annual Compensation" for each of the named executives does not include the value of certain personal benefits, if any, furnished by the Company or for which it reimburses the named executives, including the use of corporate vehicles, unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for the named executive.

 (2) Mr. Taylor was elected Chief Executive Officer of the Company on March 2, 2000. Effective on that date, Mr. Taylor's annual salary was set at $300,000. "All Other Compensation" for Mr. Taylor consists of a retirement plan contribution of $6,464 and a $1,725 premium payment for term life insurance.*

 (3) Mr. Meadlock resigned as Chief Executive Officer on March 2, 2000, but remains employed by the Company as Chairman of the Board. Mr. Meadlock will retire as Chairman effective with the May 2001 Annual Meeting. "All Other Compensation" for Mr. Meadlock consists of premium payments for term life insurance.*

 (4) Mr. Wilhoite resigned from the Company effective March 2, 2001. In March 2001, Mr. Wilhoite received a severance payment of $187,640 in satisfaction of his employment contract. See "Employment Contracts" following. "All Other Compensation" for Mr. Wilhoite consists of the following:

                                          2000        1999       1998
                                       -------     -------    -------
          Retirement plan contribution $ 5,100     $ 4,800    $ 4,500
          Term life insurance  *           565         692        821
                                       -------     -------    -------
                       Total           $ 5,665     $ 5,492    $ 5,321
                                       =======     =======    =======

 (5) Dr.  Coupland first became an executive officer of the Company
     in  2000.   "All Other Compensation" for Dr. Coupland  consists
     of a retirement plan contribution of $5,452 and a $1,242 premium payment for term life insurance.*

 (6) "All Other Compensation" for Mr. Stinson consists of the following:

                                           2000       1999      1998
                                        -------    -------   -------
         Retirement plan contribution   $ 3,548    $ 3,333   $ 3,333
         Term life insurance  *             630        913     1,079
                                        -------    -------   -------
                      Total             $ 4,178    $ 4,246   $ 4,412
                                        =======    =======   =======

 (7) Mr. Farrell first became an executive officer of the Company in 1999. "Other Annual Compensation" for Mr. Farrell consists of the following:

                                           2000       1999
                                        -------    -------
         Car allowance                  $14,159    $15,093
         Education assistance for
           dependant                      8,015      8,183
         Supplemental health insurance    7,448      6,549
                                        -------    -------
                      Total             $29,622    $29,825
                                        =======    =======

  "All Other Compensation" for Mr. Farrell consists of the following:

                                           2000       1999
                                        -------    -------
         Retirement plan contribution   $19,670    $19,463
         Income protection insurance      2,552      2,518
         Term life insurance *            7,464      6,983
                                        -------    -------
                      Total             $29,686    $28,964
                                        =======    =======

 (8) Mr. Graham resigned his position as Executive Vice President of the Company on December 1, 2000, but remains principally employed as Chief Executive Officer of the Company's 60%-owned subsidiary, Z/I Imaging, Inc. The figures shown represent total compensation received from the Company and from Z/I Imaging. "All Other Compensation" for Mr. Graham consists of the following:

                                           2000       1999      1998
                                        -------    -------   -------
         Retirement plan contribution   $ 4,817    $ 2,000   $ 2,000
         Term life insurance *              270        565       428
                                        -------    -------   -------
                      Total             $ 5,087    $ 2,565   $ 2,428
                                        =======    =======   =======

 (9) Mr.  Wittler  resigned his position  as  Executive  Vice
     President of the Company on June 30, 2000, but remains a non-executive employee of the Company's German subsidiary. "Other Annual Compensation" for Mr. Wittler consists of the following:

                                                     1999       1998
                                                  -------    -------
         Housing allowance                        $31,780    $31,212
         Use of corporate vehicle                  10,762     11,380
         Other                                     11,623      6,061
                                                  -------    -------
                      Total                       $54,165    $48,653
                                                  =======    =======


  "All Other Compensation" for Mr. Wittler consists of the following:

                                           2000      1999       1998
                                       --------   -------    -------
         Retirement plan contribution  $  4,177   $ 8,798    $ 9,148
         Health insurance premiums        2,720     3,114      3,200
         Payment of unused leave time    15,631       ---        ---
         Severance  pay  (see page 12)  322,525       ---        ---
                                       --------   -------    -------
                      Total            $345,053   $11,912    $12,348
                                       ========   =======    =======

  Portions of Mr. Wittler's compensation are paid in European currencies which fluctuate in value against the U.S. dollar.

(10) "Long Term Compensation Awards" consist of grants of options to purchase shares of the Company's Common Stock. It excludes options granted to Mr. Graham to purchase stock of Z/I Imaging,
     Inc. under the Z/I Imaging Corporation 1999 and 2000 Stock Option
     Plans.   During 2000, Mr. Graham received option  grants  under
     these plans to purchase 10,000 shares at a price of $10.00 per share and to purchase 20,000 shares at a price of $13.51 per share. These options were granted for a term of ten years and first become exercisable eighteen months from the date of grant, vesting at a rate of 25% every six months from that point, with full vesting on the third anniversary of the date of grant. Z/I Imaging estimates that the grant date present value of these grants totals $207,000. This estimate was determined using the Black-Scholes option pricing model and assumes an estimated volatility for Z/I Imaging stock of 50%, an expected option life
     of  six  years,  and  a risk free rate of return  of  6%.   Z/I
     Imaging's stock is not publicly traded and, therefore, fair market value on the date of grant was based on the book value of Z/I Imaging, which may not be representative of the fair market value of its stock. See "Stock Option Grants, Exercises and Year end Values" following for further information regarding the Black-Scholes option pricing model. During 2000, options to purchase a total of 80,950 shares of Z/I Imaging stock were granted to Z/I Imaging employees (representing approximately 8% ownership of Z/I Imaging on a fully diluted basis), including the options granted to Mr. Graham. The administrative committee of the Z/I Imaging stock option plans consists of the entire Z/I Imaging Board of Directors, including Mr. Graham and Mr. Meadlock.

* Premium payments for term life insurance were not made to split-dollar insurance arrangements.

Stock Option Grants, Exercises and Year End Values

   Grants. The Company from time to time awards stock options to key employees, including executive officers and directors, pursuant to stock option plans approved by the shareholders of the Company. The following table sets forth information concerning options granted under these plans to the Named Executive Officers during the year ended December 31, 2000.

                          OPTION GRANTS (1)
-----------------------------------------------------------------------------
                        Number of    Percent of
                       Securities  Total Options
                       Underlying   Granted to   Exercise             Grant Date
                         Options    Employees      Price   Expiration  Present
   Name                 Granted (#)  in 2000     per Share    Date     Value (2)
----------------------- ----------  ----------   --------- ---------- ----------

John W. Wilhoite          20,000        .7%        $5.563   6/5/2010    $62,486
Chief Financial Officer

Roger O. Coupland         30,000       1.1%        $5.563   6/5/2010    $93,728
President, Intergraph
Public Safety, Inc.

Graeme  J.  Farrell       20,000        .7%        $5.563   6/5/2010    $62,486
Executive Vice President
and Managing Director,
Asia Pacific Operations


 (1) Options were granted at fair market value on the date of grant. Fair market value is the closing sale price of the
     Company's stock as reported on The Nasdaq Stock Market. Options first become exercisable two years from the date of grant and vest at a rate of 25% per year from that point, with full vesting on the fifth anniversary of the grant date. Options are granted for a term of ten years from the date of grant.

 (2) The grant date present value of the options was determined using the Black-Scholes option pricing model. Estimated values determined using this model are based on the market value of the stock on the date of grant, the exercise price of the option, and on assumptions as to the risk free rate of return, volatility of the Company's stock price, and expected term of the option. Dividend yield is excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations. Assumptions used in valuing the June 5, 2000 grant included an expected volatility of 60% and an expected option life of 1.38 years after vest date. Risk free rates of return were determined separately for each of the serial vesting periods of the options and ranged from 6.15% to 6.37%.

  The actual value, if any, an executive may realize from the exercise of a stock option will equal the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using the Black-Scholes model, or that any value will be realized.

  Exercises.  There were no options exercised by any of the Named
Executive Officers during the year ended December 31, 2000.

   Year End Values. The following table sets forth the number of securities underlying unexercised stock options held by the Named
Executive Officers at December 31, 2000.


                               Number of Securities    Value of Unexercised
                              Underlying Unexercised        In-the-Money
                             Options at Year End (#)  Options at Year End ($)
                           -------------------------- --------------------------
Name                       Exercisable  Unexercisable Exercisable  Unexercisable
-------------------------- -----------  ------------- -----------  -------------
James F. Taylor Jr.,
Chief  Executive  Officer        5,000         15,000     $ 3,125       $  9,375

John W. Wilhoite,
Chief Financial Officer         16,250         33,750     $ 2,344       $ 15,782

Roger O. Coupland,
President, Intergraph
Public Safety, Inc.             15,000         45,000     $ 3,125       $ 22,500

K. David Stinson Jr.,
President, Process and
Building Solutions             32,500          82,500     $15,625       $ 46,875

Graeme J. Farrell,
Executive Vice President
and Managing Director,
Asia Pacific Operations        13,750          26,250     $   781       $ 11,094

Lewis N. Graham Jr.
Chief Executive Officer,
Z/I Imaging, Inc.              15,000          40,000     $ 7,813       $ 23,438

Manfred Wittler
Executive Vice President        8,510         150,000     $   ---       $140,550

   As with all other employee stock options granted by the Company, the exercisable options held by Mr. Wilhoite will expire if not exercised within three months of the March 2, 2001 ending date of his employment.

   The value of unexercised in-the-money options is determined as the excess of the closing sale price of the Company's Common Stock as reported on The Nasdaq Stock Market on December 31, 2000 over the exercise prices of the options held by the Named Executive Officers.

Compensation of Directors

   Directors who are also employees of the Company do not receive additional compensation for their service as directors. Nonemployee directors receive annual compensation of $20,000, paid in quarterly installments. Mr. Moquin and Dr. Greenwood each received compensation of $10,000 in 2000 for the period of service after election to the Board of Directors in May 2000.

   The Intergraph Corporation Nonemployee Director Stock Option Plan was approved at the 1998 Annual Shareholders' Meeting. Under this plan, any new nonemployee director is granted an option to purchase 3,000 shares of the Company's Common Stock upon his or her first election to the Board. At each annual meeting of shareholders, each nonemployee director re-elected to the Board is granted an option to purchase an additional 1,500 shares of the Company's Common Stock. The exercise price of each option granted is the fair market value of the Company's stock on the date of grant. Options are granted for a term of ten years from the date of grant. Options first become exercisable one year from the date of grant and vest at a rate of 33% per year from that point, with full vesting on the third anniversary of the date of grant.

Employment Contracts

   Prior  to  his  March 2001 resignation from the  Company,  Mr.
Wilhoite held an employment agreement with the Company. The contract provided Mr. Wilhoite a fixed based salary and annual merit and cost of living increases. The termination provisions of his contract provided for one year of severance pay and benefits upon his resignation from the Company. In March 2001, Mr. Wilhoite received severance pay of $187,640 in satisfaction of his employment contract.

   Mr. Farrell holds an employment agreement with the Company and one of its Australian business entities that provides him a fixed base salary, supplemental health insurance, supplemental defined contribution pension and life insurance benefits, and expense allowances for a vehicle and other personal expense items. The contract is open ended, but may be terminated by either party with three months' written notification. The termination provisions of his contract provide for severance benefits calculated as a function of his length of service under the agreement up to a maximum of two years' base salary.

   Mr. Graham holds an employment contract with Z/I Imaging, Inc. ("Z/I Imaging"), a 60%-owned subsidiary of the Company for which Mr. Graham serves as Chief Executive Officer. The contract provides Mr. Graham a fixed base salary, to be reviewed annually and adjusted to reflect his performance, and incentive compensation as determined by the Z/I Imaging Board of Directors. Mr. Graham's contract also provides for a vehicle allowance and supplemental life insurance, disability, and death benefits. The contract extends through September 30, 2002, with automatic one-year extensions unless terminated by either party with six months' notice. The termination provisions of his contract provide for one year of severance pay and benefits in the event of involuntary termination and three years' severance pay in the event of termination of his employment subsequent to a change in control of Z/I Imaging, as defined in the contract.

   Prior to his June 2000 resignation as an Executive Vice President of the Company, Mr. Wittler held employment contracts with the Company and with three of the Company's international business entities. These contracts provided Mr. Wittler a fixed base salary, certain expense allowances for housing, a vehicle, relocation, and other personal expense items, and annual incentive bonus payments for achievement and overachievement of certain sales order, revenue, and profitability goals. The termination provisions of his contract provided him with one year of severance pay upon his resignation from the position of Executive Vice President. Mr. Wittler remains a non-executive employee of the Company's German subsidiary.

Report of the Compensation Committee

   The Compensation Committee of the Board of Directors presents the following report on executive compensation. The Board established the committee, composed of all nonemployee directors, on June 15, 2000. The committee did not meet or make any compensation decisions during 2000. All decisions with respect to executive compensation for 2000 were made by the Company's Chief Executive Officer ("CEO"). The committee has adopted a Charter to govern its activities for 2001 and beyond. The following report describes the Company's executive compensation programs, the basis on which the CEO made compensation decisions for 2000 with respect to the Company's executive officers, and the objectives which the committee will follow in reviewing and determining executive compensation in future years.

Committee Charter and Objectives

   In accordance with its Charter, the responsibilities of the committee include the oversight of the Company's executive officer compensation policies and practices. In fulfilling these responsibilities, the committee will conduct an annual review of the Company's executive compensation programs and policies with a view toward the following objectives:

- to offer fair and competitive base salaries consistent with the Company's position in the markets in which it competes;
- to reward executive officers for corporate and individual performance through incentive bonus programs;
- to encourage future performance through the use of long term incentives such as stock options; and
- to encourage executive officers to acquire and retain ownership of the Company's Common Stock.

  The Company's executive compensation programs and policies are designed to enable the Company to attract, retain and motivate the highest quality of management talent. To achieve this objective, the committee intends to combine annual base salaries with annual and long term incentives tied to corporate performance and to increases in shareholder value.

   Prior to the formation of the Compensation Committee and the adoption of its Charter, the Board of Directors delegated to the CEO responsibility for determination of the compensation of all executive officers other than the CEO. The compensation of the Company's CEO was determined by the Board of Directors without the voting participation of the CEO. The Compensation Committee works closely with the Administrative Committee of the Company's employee stock option plan ("the Administrative Committee") in the provision of incentive stock options and nonqualified stock options to executive officers and other key employees of the Company. See "Compensation Committee Interlocks and Insider Participation" following for a summary of the options granted to the Company's executive officers and directors during 2000.

Executive Officer Compensation for 2000

  Prior to formation of the Compensation Committee, the CEO determined the compensation of all other executive officers of the Company based on the authority and discretion granted him by the Board of Directors. There were no standard performance factors, either corporate or directly applicable to the executive whose salary was being considered, that served as specific measures of performance in the CEO's determination of executive salaries. In arriving at his decision, the CEO formed his subjective judgment as to the executive's overall contribution to the Company, considered his or her level of experience, and subjectively considered the Company's overall financial performance. Relative weights were not formally assigned to these factors, but some factors, particularly the Company's financial performance as measured by revenue and earnings, may have been subjectively considered more important than others in arriving at compensation for individual executive officers. Specific quantifiable performance objectives were not used to determine the individual's contribution to the Company, with the exception of sales personnel, who were assigned sales dollar goals and compensated in part by commissions. Evaluation of executives whose principal duties are technical in nature was based principally on the CEO's subjective judgment of the technical design and timeliness of development of new products. Salaries for executives performing administrative functions were based primarily on a subjective determination of contribution to the Company by the CEO. The CEO has a general awareness of industry compensation practices by virtue of his experience and position in the industry, but specific industry or competitor compensation data (including that of the peer companies in the performance graph following this report) was not always utilized.

  There were no formal bonus plans for executive officers, but exceptional individual performance, as subjectively determined by the CEO, was occasionally rewarded by a cash bonus at the discretion of the CEO. Overall corporate performance neither guaranteed nor precluded the award of bonuses, but may have influenced the amount of such bonuses. Sales executives are paid a base salary that approximates 70% of the executives' total potential annual compensation. The base salary amount may be supplemented in amounts up to an additional 30% of total potential compensation if certain order and revenue objectives are met. The occurrence and amount of bonus awards were not based on standard criteria or quantifiable performance factors applicable either to the individual or the financial performance of the Company.

  The granting of stock options to purchase shares of the Company's stock over a ten-year period at a specified price is the primary means of providing long-term incentive to executive officers to perform in a manner that benefits themselves, the Company, and the Company's shareholders. There were no standard performance factors, applicable to either the individual and his or her job performance or the financial performance of the
Company, utilized in the option award decisions of the Administrative Committee. Decisions to award stock options were based upon subjective evaluations of job performance and expected contribution to the Company. Stock options have also been used to attract new employees. Previous option awards are considered when awarding new options. With respect to incentive stock options, such options may not exceed the amounts permitted under applicable Internal Revenue Code provisions.

  The Company has at times entered into employment agreements with key executives that specify the terms of employment, including compensation arrangements. The agreements generally provide for employment at will but may also provide for severance payments under certain circumstances excluding termination for cause. Under most circumstances, such severance amounts do not exceed the balance of compensation due for the remaining unfulfilled term of the agreement. Executives without employment agreements terminated through a workforce reduction or job elimination receive severance pay based on years of service up to a maximum of twenty-six weeks pay under a Company policy applicable to all employees.

CEO Compensation

   The compensation of the CEO for 2000 was determined by the other members of the Board of Directors. Compensation for James
W. Meadlock, retiring Chairman of the Board and CEO through March 2, 2000, remained the same from 1989 through his retirement as CEO. On March 2, 2000, James F. Taylor Jr. was elected CEO, and on that date the Board of Directors set his base salary at $300,000 per year, the same level as Mr. Meadlock's previous salary. There were no standard corporate or individual performance factors utilized by the Board in its evaluation of CEO compensation levels in 2000.

Members of the Compensation Committee:       Lawrence R. Greenwood
                                             Thomas J. Lee
                                             Sidney L. McDonald
                                             Joseph C. Moquin


Compensation Committee Interlocks and Insider Participation

  The Administrative Committee of the Company's stock option plan (the "Administrative Committee"), which is appointed by and comprised of all current members of the Board of Directors, may award both incentive stock options and nonqualified stock options to executive officers and other key employees. Members of the Administrative Committee who are also employees of the Company, including James W. Meadlock, retiring Chairman and former Chief Executive Officer, James F. Taylor Jr., Chief Executive Officer, and Larry J. Laster, are eligible to receive options under the Plan. During the year ended December 31, 2000, the Administrative Committee awarded options for a total of 2,779,000 shares of the Company's Common Stock. Of this total, options for 159,000 shares were awarded to directors and executive officers of the Company, including 9,000 options granted under the Nonemployee Director Stock Option Plan, 70,000 granted to the Named Executive Officers, and 20,000 granted to Mr. Laster.

   During  the year ended December 31, 2000, no executive officer of  the  Company  served as a director or  as  a  member  of  the
compensation   committee,  or  committee  performing   equivalent
functions, of another business entity.





Performance Graph

   Prior to its exit of the hardware development and design business in third quarter 2000, the Company considered its peer group to be the top five U.S. companies in the computer-aided-design ("CAD") industry and the top five U.S. computer workstation manufacturing companies, both measured in terms of revenues. By its nature, the composition of this peer group changed annually, and the number of companies comprising the peer group generally totaled less than ten, as some competitors appeared in the top five rankings for both CAD industry and workstation revenues. The Company's 1999 peer group consisted of IBM, Hewlett-Packard Corp., Compaq Computer Corp., Cadence Design Systems, Inc., Sun Microsystems, Inc., and Silicon Graphics, Inc.

   For  2000  and  forward, the Company has  selected  the  Media
General Computer Software and Services Index as the best representation of the companies with which its vertical business units compete. The cumulative total return for this index was provided to the Company by Media General Financial Services.

   The following graph sets forth, for the five year period ended December 31, 2000, a comparison of the cumulative total shareholder return to the Company's shareholders with that of its 1999 peer group, that of the Software and Services Index, and that of the Standard & Poor's 500 Stock Index. Total shareholder return for each was determined by adding a) the cumulative amount of dividends for a given year, assuming dividend reinvestment, and b) the difference between the share price at the beginning and at the end of the year, the sum of which was then divided by the share price at the beginning of such year. The graph assumes $100 was invested on December 31, 1995.

               Comparative Five-Year Total Returns
          1999 Peer Group, Software and Services Index,
  Standard & Poor's 500 Stock Index, and Intergraph Corporation


                    1995   1996   1997   1998   1999   2000
                    ----   ----   ----   ----   ----   ----
1999 Peer Group     $100   $143   $199   $306   $424   $297
Software and
  Services Index    $100   $125   $151   $226   $388   $233
S&P 500             $100   $123   $164   $211   $255   $232
Intergraph          $100   $ 65   $ 63   $ 37   $ 30   $ 38






                           PROPOSAL 2
             RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors of the Company has appointed Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company and to perform other accounting services, if appropriate, for the year ending December 31, 2001. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to questions from shareholders and will be given the opportunity to make a statement if so desired.

   Fees paid to Ernst & Young LLP for services provided during 2000 are presented below. The Company did not engage Ernst & Young to perform financial information systems design or implementation services during the year. "All Other Fees" consist primarily of fees for income tax services and agreed upon procedures performed in connection with sales of the Company's noncore business units and product lines.

Audit Fees     All Other Fees
----------     --------------
 $935,000         $377,000

  The Board of Directors recommends a vote FOR Proposal 2.


            DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

   Shareholder proposals intended for presentation at the 2002 Annual Meeting must be received by the Company no later than December 7, 2001 to be considered for inclusion in its 2002 proxy material. In addition, the proxies solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless notice of such proposal is received by the Company no later than February 20, 2002.

                              OTHER

   Management does not know of any other matters to be presented at the Meeting for action by shareholders. However, if any other matters are properly brought before the Meeting or any adjournment thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matters.

   UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO JOHN R. WYNN, SECRETARY, INTERGRAPH CORPORATION, HUNTSVILLE, ALABAMA 35894-0001, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                     By Order of the Board of Directors




                                     JOHN R. WYNN

                                     Secretary

DATED: April 6, 2001



APPENDIX A

INTERGRAPH AUDIT COMMITTEE CHARTER


I.   Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The audit committee shall be appointed by the board of directors and shall comprise at least three directors. By June 14, 2001, each director will be independent of management and the Company, as defined by NASDAQ Rule 4200 (15). All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee), and at lease one member shall have accounting or related financial management expertise. The duties of the Chairman of the Audit Committee shall be to call meetings of the Audit Committee and to preside at such meetings.


II.                    Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statement. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, the independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate (or direct management or internal audit to investigate) any matter brought to its attention with full access to all books, data, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.


III.                   Responsibilities

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

The directors serving on the Audit Committee of the Company shall have no greater standard of liability in the performance of their duties than the standard of liability applicable to all directors. Audit Committee members who are previously employed by the Company or who have special training or experience in financial or audit matters shall have no greater duty or responsibility as a result of such prior training services or experience. Members of the Audit Committee shall have the full protection against personal liability for breach of fiduciary duties as set forth in Article IX to the Certificate of
Incorporation, adopted by the shareholders in the meeting of April 23, 1987. In addition, members of the Audit Committee shall be entitled to be indemnified against liability by the
Corporation as provided in Articles VIII and IX of the Certificate of Incorporation and Article Nine of the By-laws.


IV.  Processes

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate without modifying this charter.

  A. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

  B. The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present to discuss the results of their examinations.

  C. The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

  D. The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to the shareholders if distributed prior to the filing of Form 10-
     K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.





PROXY                       INTERGRAPH CORPORATION                      PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE INTERGRAPH CORPORATION BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 17, 2001

The undersigned hereby appoints James F. Taylor, Jr. and John R. Wynn, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Intergraph Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held May 17, 2001, or any adjournment(s) thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
       VOTED FOR ELECTION OF ALL NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

  The Board of Directors recommends a vote FOR election of all nominees listed below and FOR Proposal 2.


 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.
                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                             INTERGRAPH CORPORATION
PLEASE MARK YOUR VOTE IN THE OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. X


1.Election of
  Directors --                                  WITHHOLD            FOR ALL
                                   FOR all      AUTHORITY        nominees listed
                                   nominees  to vote for all  (Except as marked
                                    listed   nominees listed   to the contrary)

  Nominees: James F. Taylor Jr;
  Larry J. Laster; Sidney L.
  McDonald; Thomas J. Lee;
  Lawrence R. Greenwood; Joseph
  C. Moquin; Linda L. Green.         [   ]         [   ]             [   ]
  INSTRUCTION: To withhold
  authority to vote for any
  individual nominee strike
  through the nominee's name
  in the list above.

2.Proposal to ratify the
  appointment of Ernst & Young
  LLP as the Company's auditors
  for the current fiscal year.        FOR         AGAINST           ABSTAIN
                                     [   ]         [   ]             [   ]



                   Please sign exactly as your
                   name appears at left.  If
                   registered in the names of
                   two or more persons, each
                   should sign.  Executors,
                   administrators, trustees,
                   guardians, attorneys, and
                   corporate officers should
                   show their titles.

                   Signature:                 Date:       , 2001
                              ---------------       ------
                   Signature:                 Date:       , 2001
                              ---------------       ------


* COM = Common Stock Shares; ESP = Employees Stock Purchase Plan Shares.